Exhibit 99.1

        14.1% Comparable Store Sales Growth Drives 22% Sales Increase;
                  Company Initiates Fiscal Year 2005 Guidance


    The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CDT. The dial in number is 1-800-540-0559 and the conference ID is "Whole Foods."  A replay will be available for approximately
     48 hours at 1-402-530-9027. A simultaneous audio webcast will also be available at http://www.wholefoodsmarket.com . The audio webcast will be archived for thirty days.


    AUSTIN, Texas, July 28 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today reported sales and earnings for the third quarter ended July 4, 2004. Sales for the 12-week quarter increased 22% to $917 million from $749 million in the prior year. This increase was driven by 9% weighted average year-over-year square footage growth and comparable store sales growth of 14.1%. Sales in identical stores (excluding two relocated stores and two major store expansions) increased 13.7% for the quarter.

    Net income for the quarter increased 15% to $32.9 million from $28.7 million in the prior year, and diluted earnings per share increased 10% to $0.50 from $0.45 in the prior year. Excluding the pre-tax gain of approximately $3 million, or approximately $0.03 in diluted earnings per share, related to the distribution of proceeds from the sale of Blooming Prairie Cooperative in the prior year, net income for the quarter increased 22% and diluted earnings per share increased 17%.

    Net operating profit after taxes (NOPAT) increased 12% to $34.0 million for the quarter. The Company's capital charge for the quarter was $31.1 million, resulting in Economic Value Added (EVA) of $2.9 million.


     Store Returns for the Quarter:
                                                                         # of
                                              Average   Average   NOPAT  Comp
                                               Size      Comps    ROIC  Stores
    Stores over eight years old               28,100     12.0%     59%    64
    Stores between five and eight years old   31,700     11.7%     43%    26
    Stores between two and five years old     36,500     14.6%     23%    36
    Stores less than two years old
     (including relocations)                  36,000     25.9%     13%    17

    All stores in comparable store base       31,800     14.1%     34%   143
    All stores open at the end of the
     third quarter                            31,300               29%   160



    "We are experiencing one of the best years in our company's history with sales increasing 23% to $2.9 billion, net income increasing 34% to $107 million, which is more than we earned in all of last fiscal year, and EVA improving over $10 million," said John Mackey, Whole Foods Market CEO, President, Chairman and Co-founder. "Our comparable stores are producing record sales increases of 15.2% year to date, and our new stores continue to open above our expectations producing $595,000 in average weekly sales. We believe our strong results are due in part to the growing equity of the Whole Foods Market brand and demonstrate the tremendous growth opportunities that lie ahead for our company."

    In the third quarter, gross profit increased two basis points to 34.6% of sales, and direct store expenses increased 35 basis points to 25.3% of sales, resulting in a 33 basis point decrease in store contribution to 9.3% of sales. For the 143 stores in the comparable store base, gross profit improved
41 basis points to 34.9% of sales, and direct store expenses increased
10 basis points to 25.0% of sales, resulting in a 32 basis point increase in store contribution to 9.8% of sales. General and administrative (G&A) expenses decreased 19 basis points to 3.0% of sales.

    In the third quarter, the Company opened five new stores in Charleston, SC; White Plains, NY; Fort Collins, CO; Bellevue, WA and Glendale, CA (a relocation), ending the quarter with 160 stores totaling approximately five million square feet. Capital expenditures in the quarter were $62 million of which $37 million was for new store development. The Company produced cash flow from operations of $57 million during the quarter.

    Cash and cash equivalents, including restricted cash, totaled approximately $213 million at the end of the third quarter, and long-term debt, which includes $157 million in Zero Coupon Convertible Debentures, was approximately $168 million. On July 19, 2004, the Company paid approximately $9 million to shareholders in its third quarterly dividend of $0.15 per share.


    Stores in Development

    The Company is pleased to announce the recent signing of eight new store leases in Redmond, WA; New York, NY; Henderson, NV; Charlotte, NC; Cranston, RI; Woburn, MA; Manhattan Beach, CA; and Austin, TX (a relocation). The following table provides additional information about the Company's store development pipeline.


                                                 7/28/04    7/30/03   % Change
    Number                                            49         29        69%
    Average size (gross square feet)              47,800     44,800         7%
        As a percentage of existing store
         average size                               153%       145%        ---
    Total square footage under development     2,351,000  1,335,000        76%
        As a percentage of existing
         square footage                              47%        30%        ---


    Historical Performance

    Following are certain historical results as a percentage of sales for all stores for the last four fiscal years, the four-year average through fiscal year 2003, and year to date for the current fiscal year. This information is included in order to emphasize the general consistency of the Company's results as a percentage of sales over this period of time. Total sales growth, percent of sales from comparable stores, one-year comparable store sales increases and the sum of two years of comparable store sales increases (two-year comps) are also included.


                                                                4-Year   2004
                                 2000    2001    2002    2003   Average   YTD
    Gross profit                 34.5%   34.8%   34.7%   34.3%   34.5%   34.8%
    Direct store expenses        25.0%   25.3%   25.1%   25.2%   25.2%   25.3%
    Store contribution            9.4%    9.5%    9.6%    9.2%    9.4%    9.5%
    G&A (excl. goodwill amort.)   3.3%    3.6%    3.6%    3.2%    3.4%    3.1%

    Sales growth                 23.2%   23.6%   18.4%   17.0%   20.5%   22.5%
    % of sales from comp stores  86.3%   89.0%   90.1%   91.8%   89.7%   91.3%
    Comps                         8.6%    9.2%   10.0%    8.6%    9.1%   15.2%
    Two-year comps               16.3%   17.8%   19.2%   18.6%   18.0%   23.7%


    Goals for Fiscal Year 2004

    The Company expects comparable store sales growth for the fourth quarter to be in the range of 11% to 13%. This guidance range reflects the above average comparable store sales growth the Company has been experiencing this year while taking into account the tougher year-over-year comparison in the fourth quarter. The Company expects to open four new stores in the fourth quarter. Based on the Company's strong year-to-date results, sales growth for the fiscal year is expected to be at the high end of the Company's previously stated 18% to 22% range of guidance. The Company expects operating margin improvement in fiscal year 2004 primarily due to an increase in gross margin, along with slight improvements in G&A and pre-opening and relocation expenses as a percentage of sales. The Company expects diluted earnings per share for the fiscal year to be at the higher end of its previously stated $2.03 to $2.10 range of guidance.


    Goals for Fiscal Year 2005

    For fiscal year 2005, the Company expects total sales and earnings growth in line with its stated long-term goal of 15% to 20%. The Company expects weighted average square footage growth of approximately 15%. The Company faces difficult comparisons with regard to sales growth, comparable store sales increases, and diluted earnings per share growth due to the Company's above-average results so far in fiscal year 2004. Additionally, diluted earnings per share growth could be lower than sales growth due to an expected acceleration in square footage growth which would result in higher pre-opening expense and could have some negative impact on store contribution, as new stores generally have lower gross margins and higher direct store expenses than more mature stores.

    Supplemental Information: The following pie chart depicts net income and certain expense categories, including salaries and benefits, as a percentage of sales for the twelve weeks ended July 4, 2004.



    About Whole Foods Market:

    Founded in 1980 in Austin, Texas, Whole Foods Market(R)
(http://www.wholefoodsmarket.com ) is the largest natural and organic foods retailer. The Company had sales of $3.1 billion in fiscal year 2003 and currently has 160 stores in the United States, Canada and the United Kingdom.


    The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the integration of acquired stores, the impact of competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10K for the fiscal year ended September 28, 2003. The Company does not undertake any obligation to update forward-looking statements.


     Contact:  Cindy McCann
               VP of Investor Relations
               512.477.4455


     Whole Foods Market, Inc.
     Condensed Consolidated Income Statements (unaudited)
     (In thousands, except per share amounts)

                                Twelve weeks ended       Forty weeks ended
                                July 4,     July 6,     July 4,      July 6,
                                 2004        2003        2004         2003
    Sales                      $917,355   $ 749,043   $2,937,644   $2,397,942
    Cost of goods sold and
     occupancy costs            600,404     490,424    1,915,646    1,574,804
      Gross profit              316,951     258,619    1,021,998      823,138
    Direct store expenses       232,122     186,918      743,487      601,358
      Store contribution         84,829      71,701      278,511      221,780
    General and administrative
     expenses                    27,551      23,930       92,203       78,395
    Pre-opening and relocation
     costs                        2,928       2,369        7,260        8,156
      Operating income           54,350      45,402      179,048      135,229
    Other income (expense):
    Interest expense             (1,319)     (1,907)      (5,656)      (6,493)
    Investment and other income   1,782       4,292        4,749        4,389
      Income before income taxes 54,813      47,787      178,141      133,125
    Provision for income taxes   21,924      19,115       71,256       53,250
      Net income               $ 32,889   $  28,672   $  106,885   $   79,875

    Basic earnings per share   $   0.53   $    0.48   $     1.75   $     1.36
    Weighted average shares
     outstanding                 61,951      59,752       61,019       58,749

    Diluted earnings per share $   0.50   $    0.45   $     1.64   $     1.28
    Weighted average shares
     outstanding, diluted basis  68,446      65,811       67,461       65,180

    Dividends per share        $   0.15   $     ---   $     0.45   $      ---


    A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):


                                  Twelve weeks ended      Forty weeks ended
                                  July 4,     July 6,     July 4,     July 6,
                                   2004        2003        2004        2003
    Net income (numerator for
     basic earnings per share)  $ 32,889    $ 28,672     $106,885   $ 79,875
    Interest on 5% zero coupon
     convertible subordinated
     debentures, net of income
     taxes                         1,092       1,042        3,598      3,429
    Adjusted net income
     (numerator for diluted
     earnings per share)        $ 33,981    $ 29,714     $110,483   $ 83,304
    Weighted average common
     shares outstanding
     (denominator for basic
     earnings per share)          61,951      59,752       61,019     58,749
    Potential common shares
     outstanding:
      Assumed conversion of 5%
       zero coupon convertible
       subordinated debentures     3,280       3,285        3,281      3,285
      Assumed exercise of stock
       options                     3,215       2,774        3,161      3,146
    Weighted average common
     shares outstanding and
     potential additional common
     shares outstanding
     (denominator for diluted
     earnings per share)          68,446      65,811       67,461     65,180

    Basic earnings per share     $  0.53     $  0.48     $   1.75   $   1.36

    Diluted earnings per share   $  0.50     $  0.45     $   1.64   $   1.28


     Whole Foods Market, Inc.
     Condensed Consolidated Balance Sheets
     July 4, 2004 (unaudited) and September 28, 2003
     (In thousands)

    Assets
                                                      2004           2003
    Current assets:
    Cash and cash equivalents                     $  195,324     $  165,779
    Restricted cash                                   17,939            ---
    Trade accounts receivable                         55,349         45,947
    Merchandise inventories                          153,793        123,904
    Prepaid expenses and other current assets         32,498         28,054
       Total current assets                          454,903        363,684

    Property and equipment, net of accumulated
     depreciation and amortization                   846,923        718,240
    Long-term investments                                ---          2,206
    Goodwill                                         112,072         80,548
    Intangible assets, net of accumulated
     amortization                                     25,423         26,569
    Other assets                                      19,495          5,573
       Total assets                               $1,458,816     $1,196,820

    Liabilities and Shareholders' Equity
                                                      2004           2003
    Current liabilities:
    Current installments of long-term debt
     and capital lease obligations                $    5,990     $    5,806
    Trade accounts payable                            95,953         72,715
    Accrued payroll, bonus and employee benefits      97,283         70,875
    Dividends payable                                  9,345            ---
    Other accrued expenses                           108,672         90,188
       Total current liabilities                     317,243        239,584
    Long-term debt and capital lease
     obligations, less current installments          163,088        162,909
    Other long-term liabilities                       18,871         18,151
       Total liabilities                             499,202        420,644
    Shareholders' equity:
    Common stock, no par value, 150,000 shares
     authorized, 62,762 and 60,299 shares issued,
     62,263 and 60,070 shares outstanding in 2004
     and 2003, respectively                          527,825        423,297
    Accumulated other comprehensive income             1,307          1,624
    Retained earnings                                430,482        351,255
    Total shareholders' equity                       959,614        776,176
    Commitments and contingencies
       Total liabilities and shareholders' equity $1,458,816     $1,196,820


     Whole Foods Market, Inc.
     Condensed Consolidated Statements of Cash Flows (unaudited)
     (In thousands)

                                                       Forty weeks ended
                                                     July 4,        July 6,
                                                      2004           2003
    Cash flows from operating activities:
    Net income                                      $106,885       $ 79,875

    Adjustment to reconcile net income to
     net cash provided by operating activities:
      Depreciation and amortization                   83,856         74,318
      Loss on disposal of fixed assets                 1,444            452
      Rent differential                                  407            785
      Change in LIFO reserve                           2,500          1,840
      Interest accretion on long-term debt             5,775          5,632
      Tax benefit related to exercise of employee
       stock options                                  32,527         24,015
      Impairment loss on long-term investments           479          1,412
      Issuance of common stock to 401(k) plan              6          3,122
      Cooperative patronage dividends received           ---          3,210
      Net change in current assets                   (41,329)       (38,496)
      Net change in current liabilities               61,907         48,437
    Net cash provided by operating activities        254,457        204,602

    Cash flows from investing activities:
      Development costs of new store locations      (117,718)       (64,535)
      Other property, plant and equipment
       expenditures                                  (83,385)       (64,346)
      Acquisition of intangible assets                  (584)        (6,552)
      Payments for purchase of acquired entities,
       net of cash acquired                          (20,542)           ---
      Increase in restricted cash                    (17,939)           ---
      Increase in notes receivable                   (13,500)           ---
      Proceeds from sale of property, plant
       and equipment                                     ---          2,709
      Proceeds from conversion of long-term
       investments                                       ---          1,000
      Proceeds from the sale of long-term
       investments                                     1,815            ---
    Net cash used in investing activities           (251,853)      (131,724)

    Cash flows from financing activities:
      Payments on long-term debt and capital
       lease obligations                             (10,086)        (6,341)
      Issuance of common stock                        55,340         48,295
      Dividends paid                                 (18,313)           ---
    Net cash provided by financing activities         26,941         41,954

    Cash flows from discontinued operations:
    Net cash provided by discontinued operations         ---          3,557

    Net increase in cash and cash equivalents         29,545        118,389
    Cash and cash equivalents at beginning of period 165,779         12,646
    Cash and cash equivalents at end of period      $195,324       $131,035


    Supplemental disclosures of cash flow information:
      Interest paid                                 $  1,472       $  1,939
      Federal and state income taxes paid           $ 48,569       $  8,136



    In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding adjusted net income, adjusted diluted earnings per share and EVA in the press release as additional information about its operating results.
These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to the Company's results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company and for incentive compensation and capital planning purposes. The following tables reflect reconciliations of GAAP information to non-GAAP financial measures:


                                 Twelve weeks ended        Forty weeks ended
                                July 4,      July 6,     July 4,       July 6,
                                 2004         2003        2004          2003
    GAAP Net income            $32,889      $28,672     $106,885      $79,875
    Blooming Prairie gain          ---       (3,020)         ---       (3,020)
    Income taxes (40%)             ---        1,208          ---        1,208
    Adjusted net income         32,889       26,860      106,885       78,063
    Interest on convertible
     debenture, net              1,092        1,042        3,598        3,429
    Adjusted net income,
     diluted                   $33,981      $27,902     $110,483      $81,492

    Adjusted diluted earnings
     per share                 $  0.50      $  0.42    $    1.64     $   1.25
    Weighted average shares
     outstanding, diluted       68,446       65,811       67,461       65,180


                                Twelve weeks ended        Forty weeks ended
                               July 4,      July 6,      July 4,      July 6,
                                 2004         2003         2004         2003

    GAAP Net income           $ 32,889     $ 28,672     $106,885     $ 79,875
    Provision for income taxes  21,924       19,115       71,256       53,250
    Interest expense and other   1,798        2,767        8,787        8,475
    NOPBT                       56,611       50,554      186,928      141,600
    Taxes (40%)                (22,644)     (20,222)     (74,771)     (56,640)
    NOPAT                       33,967       30,332      112,157       84,960
    Capital charge             (31,116)     (25,927)     (97,929)     (81,337)
    EVA                       $  2,851     $  4,405     $ 14,228     $  3,623


    The following tables reflect the pro forma effects of recognizing compensation cost for stock options for the twelve weeks ended:

    Net income
                                   July 4,    %       July 6,    %        %
                                    2004    Sales      2003    Sales    Change
    Net income                   $ 32,889    3.6%   $ 28,672    3.8%    14.7%
    After-tax pro forma expense    (6,135)   0.7%     (4,852)   0.6%    26.4%
    Pro forma net income         $ 26,754    2.9%   $ 23,820    3.2%    12.3%

    Dilution                         18.7%              16.9%


    Earnings per share
                                    July 4,            July 6,         %
                                     2004               2003         Change
    Diluted EPS                   $  0.50            $  0.45          10.0%
    After-tax pro forma expense     (0.08)             (0.07)         23.3%
    Pro forma diluted EPS         $  0.41            $  0.38           7.6%

    Dilution                         16.6%              14.8%



SOURCE  Whole Foods Market, Inc.
    -0-                             07/28/2004
    /CONTACT: Cindy McCann, VP of Investor Relations of Whole Foods Market, Inc., +1-512-477-4455/
    /Web site:  http://www.wholefoodsmarket.com /
    (WFMI)

CO:  Whole Foods Market, Inc.
ST:  Texas
IN:  FOD REA SUP
SU:  ERN ERP CCA MAV